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                                                                       EXHIBIT 2

                                  [VSNL LOGO]

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9931
13 June 2003

Sir,
Sub: Intimation under Clause 36 of the Listing Agreement

         Further to our earlier letter No.HQ/CS/CL.24B/9918 dated 9 June 2003 and pursuant to Clause 36 of the Listing Agreement, please be informed that a new company named VSNL Lanka Limited has been incorporated on 12 June 2003 under Sri Lanka's Companies Act, (No. 17 of 1982). Please also be informed that the said Company has applied for its Certificate of Commencement of Business under the applicable Sri Lankan Regulations.

         Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya

To addresses as per list attached.


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To:-

12) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

13) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

14) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

15) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

16) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos.: (22) 6598237/38.

17) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos.: 497 29 93.

18) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

19) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820
2114, FAX 837 5646

20) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No.:+1 2126565071

21) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023.
Fax: 267 3199

22) Mr. Pavithra Kumar, Sr. Mgr(FA), for SEC filing requirements, Fax 1195